EXHIBIT 10.5

EMPLOYEE AGREEMENT AMENDMENT

THIS AGREEMENT (the “Agreement”) is made and entered into on June 19, 2015 by and between SharpSpring, Inc., a Delaware corporation (the “Company”) and Richard Carlson (“Employee”).

1.

This Agreement amends that certain Employee Agreement dated September 8, 2014 made and entered into by the parties hereto (the “Employee Agreement”). Capitalized terms herein have the same meaning as used in the Employee Agreement, unless otherwise noted.

2.

The Vesting Schedule contained in Item I. of Appendix B of the Employee Agreement is amended to read as follows:

Vesting Schedule: The options vest as follows: 50% vest on December 31, 2016; 25% vest on December 31, 2017; and 25% vest on December 31, 2018. The option grant shall be made pursuant to SMTP’s 2010 Employee Stock Plan and subject to the terms of the SMTP Employee Stock Plan’s standard non-statutory stock option agreement.

3.

Item II. shall be inserted into Appendix B of the Employee Agreement, which shall read as follows:

II.

Quarterly Bonus Compensation:

Employee shall be eligible for bonus compensation that will be paid on a quarterly basis (the “Quarterly Bonus”) that will be earned and payable as follows:

The annual bonus target amount is $20,000 (the Quarterly Bonus target amount is $5,000), and will be based on the performance of the executive group and the individual Employee and based upon overall SMTP, Inc. performance.

The Quarterly Bonus is earned at the close of the applicable quarter and is intended to be paid shortly after SMTP, Inc reports its financials publicly each quarter.

If Employee’s employment is terminated for any reason, Employee shall be paid (a) the full Quarterly Bonus earned, as determined solely by SMTP’s Board of Directors, for the most recently completed quarter and if Employee’s employment is terminated by the Company or by mutual agreement, Employee shall be paid (b) a pro-rated Quarterly Bonus, as determined solely by SMTP’s Board of Directors, for the calendar quarter in which termination occurs.

4.

All other provisions of the Employee Agreement remain in full force and effect, other than any provision that conflicts with the terms and spirit of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first written above.

SHARPSPRING, INC.

	By:	/s/ Edward Lawton
(Witness signature)		Edward Lawton
Chief Financial Officer

EMPLOYEE

/s/ Richard Carlson
(Witness signature)	Richard Carlson